Exhibit 10.1

EXECUTION COPY

SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT, dated as of November 13, 2013 (this “Second Amendment”), by and among BAKERCORP INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Holdings”), BAKERCORP INTERNATIONAL, INC., a Delaware corporation (the “U.S. Borrower”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity, the “Collateral Agent”), and each First Incremental Term Loan Lender (as defined below) party hereto. Unless otherwise indicated, all capitalized terms used herein but not otherwise defined shall have the respective meanings provided to such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Holdings, the U.S. Borrower, the European Borrower, the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to a Credit Agreement and Guaranty Agreement, dated as of June 1, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, pursuant to and in accordance with Section 2.15 of the Credit Agreement, the U.S. Borrower has notified the Administrative Agent of its request for Incremental Term Loan Commitments in an aggregate principal amount of up to $35,000,000 on the terms set forth in this Second Amendment to be used for any purpose not prohibited by the Credit Agreement, including to finance Permitted Acquisitions and to pay fees and expenses in connection therewith;

WHEREAS, subject to the terms and conditions set forth in Section 2.15 of the Credit Agreement and Section 2 hereto, each lender party to this Second Amendment (each, a “First Incremental Term Loan Lender”) hereby severally agrees to provide a First Incremental Term Loan Commitment in the amount set forth opposite its name on Annex I attached hereto (for each such First Incremental Term Loan Lender, its “First Incremental Term Loan Commitment”); and

WHEREAS, the U.S. Borrower has appointed (i) Deutsche Bank Securities Inc. (“DBSI”) and (ii) Morgan Stanley Senior Funding, Inc. (“MS”), and both DBSI and MS have agreed, to act as lead arrangers and book running managers with respect to this Second Amendment and the First Incremental Term Loans provided for hereunder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1. Terms of the First Incremental Term Loans and Related Amendments to the Credit Agreement.

(a) (i) Each First Incremental Term Loan Lender, the U.S. Borrower and the Administrative Agent acknowledge and agree that the First Incremental Term Loan Commitments provided pursuant to this Second Amendment shall constitute Incremental Term Loan Commitments under the Credit Agreement.

(ii) Each First Incremental Term Loan Lender party to this Second Amendment, to the extent not already a party to the Credit Agreement as a Lender thereunder (the “Existing Lenders”), (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Second Amendment and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender, and (v) to the extent applicable in accordance with Section 5.5(b) or (c) of the Credit Agreement, attaches the applicable forms, documentation and/or the Non-Bank Certificate as required thereby.

(iii) Subject to the satisfaction of the conditions set forth in Section 2 hereto, on the Second Amendment Effective Date, each First Incremental Term Loan Lender party hereto shall be obligated to make a loan in respect of its First Incremental Term Loan Commitment (collectively, “First Incremental Term Loans”) to the Borrower, which shall be added to and constitute a part of the Tranche and Class of existing Term Loans under the Credit Agreement prior to giving effect to this Second Amendment (the “Existing Term Loans”) (other than for purposes of Sections 2.1(a), 4.3(a) and 8.15(a)).

(iv) Notwithstanding anything to the contrary contained in the definition of “Interest Period” or elsewhere in this Credit Agreement, (i) each Borrowing of Existing Term Loans that are maintained as LIBOR Loans (each, an “Original Term Loan Borrowing”) shall, upon the occurrence of the Second Amendment Effective Date, continue to remain outstanding and (ii) First Incremental Term Loans shall be initially incurred pursuant to a single new Borrowing of LIBOR Loans which shall be added to (and thereafter be deemed to constitute a part of) each then outstanding Original Term Loan Borrowing on a pro rata basis (based on the relative sizes of the various such Original Term Loan Borrowings), with such new Borrowing to be subject to (x) an Interest Period which commences on the Second Amendment Effective Date and ends on the last day of the Interest Period applicable to each Original Term Loan Borrowing to which it is so added and (y) the same LIBOR Rate applicable to the Original Term Loan Borrowing to which it is so added.

(v) The Applicable Margin applicable to the First Incremental Term Loans shall be the same as currently provided to be applicable to the Existing Term Loans.

(vi) The First Incremental Term Loans shall (a) rank pari passu in right of payment and pari passu in right of security with the Revolving Loans and the Existing Term Loans and (b) be treated the same as the Existing Term Loans except as set forth herein.

(b) Subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof, upon the making of the First Incremental Term Loans contemplated by Section 1(a) hereof, the Credit Agreement is hereby amended as follows:

(i) The definition of “Class” in Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence at the end of the definition thereof:

“For the avoidance of doubt, and notwithstanding clause (c) above, the 2013 Replacement Term Loans and First Incremental Term Loans shall be considered the same Class of Loans and constitute Loans comprising of a single Borrowing.”

(ii) The definition of “Term Loan” in Section 1.1 of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

““Term Loans” shall mean (a) prior to the First Amendment Effective Date and the making of the 2013 Replacement Term Loans, Term Loans (as defined in the Credit Agreement (prior to giving effect to the First Amendment), (b) on and after the First Amendment Effective Date and upon the making of the 2013 Replacement Term Loans, the 2013 Replacement Term Loans made pursuant to, and in accordance with, the terms of Section 2.1(e) and the First Amendment, and (c) on and after the Second Amendment Effective Date and the making of the First Incremental Term Loans, the 2013 Replacement Term Loans, the First Incremental Term Loans and each other Incremental Term Loan.”

(iii) The definition of “Term Loan Commitment” in Section 1.1 of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

““Term Loan Commitment” shall mean (i) with respect to each Lender on the Closing Date, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Term Loan Commitment,” (ii) with respect to each Lender on the First Amendment Effective Date, the commitment of such Lender to make the 2013 Replacement Term Loans as provided in Section 1 of the First Amendment in an aggregate amount not to exceed the 2013 Replacement Term Loan Commitment of such Lender, (iii) with respect to each First Incremental Term Loan Lender on the Second Amendment Effective Date, its respective First Incremental Term Loan Commitment and (iv) the other Incremental Term Loan Commitments, if any, issued after the Second Amendment Effective Date pursuant to Section 2.15, as each may be terminated pursuant to Sections 4.3 and/or 11. The aggregate amount of the Term Loan Commitment as of the Closing Date is $390,000,000. The aggregate amount of the Term Loan Commitment as of the First Amendment Effective Date is $384,150,000. The aggregate amount of the Term Loan Commitments as of the Second Amendment Effective Date is $35,000,000.”

(iv) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

““First Incremental Term Loans” means the Incremental Term Loans in an aggregate principal amount of $35,000,000 provided to the U.S. Borrower on the Second Amendment Effective Date pursuant to Second Amendment.”

““First Incremental Term Loan Commitment” means, for each First Incremental Term Loan Lender, the amount set forth opposite its name on Annex 1 of Second Amendment.”

““First Incremental Term Loan Lender” means each Lender or Additional Lender party to Second Amendment.”

““Second Amendment” means Second Amendment to Credit and Guaranty Agreement, dated as of November 13, 2013, by and among Holdings, the U.S. Borrower, the Administrative Agent and each First Incremental Term Loan Lender.”

““Second Amendment Effective Date” means November 13, 2013.”

(v) Section 2.1 of the Credit Agreement is hereby amended by adding the following new clause (f) at the end thereof:

“(f) Subject to and upon the terms and conditions set forth herein and in the Second Amendment, each First Incremental Term Loan Lender with a First Incremental Term Loan Commitment severally agrees to make a First Incremental Term Loan or First Incremental Term Loans to the U.S. Borrower, which First Incremental Term Loans (i) shall be incurred pursuant to a single drawing on the Second Amendment Effective Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the U.S. Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Loans, provided, that except as otherwise specifically provided in Section 2.11(b), all First Incremental Term Loans comprising the same Borrowing shall at all times be of the same Type and (iv) shall be made by each such First Incremental Term Loan Lender in that aggregate principal amount which does not exceed the First Incremental Term Loan Commitment of such Lender on the Second Amendment Effective Date. Once repaid, First Incremental Term Loans incurred hereunder may not be reborrowed.”

(vi) Section 2.4(a) of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows”

“(a) The principal amount of the Term Loans of each Term Lender shall be repaid (i) on each Quarterly Payment Date, commencing with the last Business Day of January 2014, in an amount equal to 0.25% of the aggregate principal amount of Term Loans outstanding as of the Second Amendment Effective Date (including, for the avoidance of doubt, the aggregate amount of 2013 Replacement Term Loans outstanding as of such date and the First Incremental Term Loans) and (ii) on the Term Loan Maturity Date, in an amount equal to the aggregate principal amount outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.”

(vii) Section 4.3(a) of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

“(a) In addition to any other mandatory commitment reductions pursuant to this Section 4.3, (i) the Total Term Loan Commitment (and the Term Loan Commitment of each Lender) as in effect on the Closing Date shall terminate in its entirety on the Closing Date (after giving effect to the incurrence of Term Loans on such date), (ii) the Total Term Loan Commitment (and the 2013 Replacement Term Loan Commitment of each Lender) as in effect on the First Amendment Effective Date shall terminate in its entirety on the First Amendment Effective Date (after giving effect to the incurrence of 2013 Replacement Term Loans on such date) and (iii) the Total Term Loan Commitment (and the First Incremental Term Loan Commitment of each First Incremental Term Loan Lender) as in effect on the Second Amendment Effective Date shall terminate in its entirety on the Second Amendment Effective Date (after giving effect to the incurrence of First Incremental Term Loans on such date).”

(viii) Section 8.15 of the Credit Agreement is hereby amended by adding the following new clause (d) at the end thereof:

“(d) The U.S. Borrower shall use the proceeds of the First Incremental Term Loans incurred on the Second Amendment Effective Date for any purpose not prohibited by this Agreement including to finance Permitted Acquisitions and to pay fees and expenses in connection therewith.”

SECTION 2. Conditions of Effectiveness of this Second Amendment.

This Second Amendment shall be binding and effective on the date when the following conditions shall have been satisfied (or waived) (such date, the “Second Amendment Effective Date”):

(a) Holdings, the U.S. Borrower, the Administrative Agent and each First Incremental Term Loan Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, Attention: Katayoun C. Sadeghi (katayoun.sadeghi@whitecase.com; facsimile number (212) 354-8113), counsel to the Administrative Agent;

(b) the U.S. Borrower shall have paid, by wire transfer of immediately available funds, (i) to DBSI, all fees due and payable pursuant to that certain engagement letter dated as of November 11, 2013 between the U.S. Borrower and DBSI and (ii) to each First Incremental Term Loan Lender, a fee to be separately agreed.

(c) (i) on the Second Amendment Effective Date and after giving effect to this Second Amendment and the incurrence of the First Incremental Term Loans, no Default or Event of Default shall have occurred and be continuing and (ii) on and as of the Second Amendment Effective Date, the representations and warranties contained in the Credit Agreement and each other Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date;

(d) the U.S. Borrower shall be in compliance, on a Pro Forma Basis, with the Total Leverage Covenant as of the most recently completed period of four consecutive fiscal quarters ending July 31, 2013, as if the First Incremental Term Loans had been outstanding and fully borrowed throughout such period (whether or not a Compliance Date occurred on July 31, 2013); provided, that for purposes of determining compliance with the Total Leverage Covenant under this clause (d), the Net Cash Proceeds actually received by any Loan Party in respect of the First Incremental Term Loans shall not be included as cash or Cash Equivalents for purposes of clause (ii) of the definition of Total Leverage Ratio;

(e) the Administrative Agent shall have received from the U.S. Borrower a certificate executed by an Authorized Officer of the U.S. Borrower, certifying as to compliance with the requirements of preceding clauses (c) and (d), which certificate shall, with respect to the requirement of preceding clause (d), set forth in reasonable detail calculations showing compliance with such requirement.

(f) the Administrative Agent shall have received a solvency certificate from the chief financial officer of the U.S. Borrower substantially in the form of Exhibit N to the Credit Agreement, which demonstrates that Holdings and its Subsidiaries, on a consolidated basis, are, and after giving effect to the incurrence of the First Incremental Term Loans on the Second Amendment Effective Date and the application of the proceeds thereof and the other transactions contemplated hereby, will be, Solvent

(g) the Administrative Agent shall have received (including by telecopy or other electronic transmission) the Acknowledgment and Confirmation, substantially in the form of Exhibit A hereto, executed and delivered by an Authorized Officer of the U.S. Borrower and each other Loan Party;

(h) the Administrative Agent shall have received (i) a certificate of each U.S. Loan Party, dated as of the Second Amendment Effective Date, substantially in the form of Exhibit M to the Credit Agreement, with appropriate insertions and attachments, including certified organizational authorizations, incumbency certifications, the certificate of incorporation or other similar organizational document of each U.S. Loan Party certified by the relevant authority of the jurisdiction of organization of such U.S. Loan Party and bylaws or other similar organizational document of each U.S. Loan Party certified by an Authorized Officer as being in full force and effect on the Second Amendment Effective Date, and (ii) a good standing certificate for each U.S. Loan Party from its jurisdiction of organization; and

(i) the Administrative Agent shall have received a customary legal opinion from Fried, Frank, Harris Shriver & Jacobson, LLP, special counsel to the U.S. Loan Parties.

SECTION 3. Costs and Expenses. The U.S. Borrower hereby reconfirms its obligations pursuant to Section 13.1 of the Credit Agreement to pay and reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the preparation, execution, delivery and administration of this Second Amendment and all other documents and instruments delivered in connection herewith.

SECTION 4. Remedies. This Second Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5. Representations and Warranties. To induce the Administrative Agent and each First Incremental Term Loan Lender party hereto to enter into this Second Amendment, the U.S. Borrower represents and warrants to the Administrative Agent and each First Incremental Term Loan Lender party hereto, on and as of the Second Amendment Effective Date, that, in each case:

(i)	this Second Amendment has been duly authorized, executed and delivered by it and each of this Second Amendment and the Credit Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) the need for filings and registrations necessary to create or perfect the Liens on Collateral granted by the Loan Parties in favor of the Collateral Agent;

(ii)	no Default or Event of Default exists as of the Second Amendment Effective Date, both immediately before and after giving effect to this Second Amendment; and

(iii)	the First Incremental Term Loans have been incurred in compliance with the requirements of Section 2.15 of the Credit Agreement.

SECTION 6. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the Second Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Second Amendment; (ii) the First Incremental Term Loans shall constitute “Term Loans” for all purposes under the Credit Agreement; and (iii) each First Incremental Term Loan Lender shall constitute a “Lender” as defined in the Credit Agreement.

(b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Second Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Second Amendment.

(c) The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 7. Governing Law. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT FOR NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

SECTION 8. Counterparts. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.

SECTION 9. Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Second Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

U.S. BORROWER AND GUARANTOR:	BAKERCORP INTERNATIONAL, INC.

	By:	/s/ Bob Craycraft Name: Bob Craycraft Title: Chief Executive Officer

HOLDINGS:	BAKERCORP INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Bob Craycraft Name: Bob Craycraft Title: Chief Executive Officer

[Signature Page to BakerCorp Second Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH, as First Incremental Term Loan Lender, Administrative Agent and Collateral Agent

By:	/s/ Eric Pratt
Name: Eric Pratt
Title: Director

By:	/s/ Omayra Laucella
Name: Omayra Laucella
Title: Director

[Signature Page to BakerCorp Second Amendment]

ANNEX I

FIRST INCREMENTAL TERM LOAN COMMITMENT AMOUNTS

Names of First Incremental Term Loan Lenders	Amount of First Incremental Term Loan Commitment Amount (as of the Second Amendment Effective Date)
Deutsche Bank AG New York Branch	$35,000,000

EXHIBIT A

FORM OF ACKNOWLEDGMENT AND CONFIRMATION

1. Reference is made to the Second Amendment to Credit and Guaranty Agreement, dated as of November 13, 2013, by and among BAKERCORP INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Holdings”), BAKERCORP INTERNATIONAL, INC., a Delaware corporation (the “U.S. Borrower”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”), as collateral agent (in such capacity, the “Collateral Agent”), and each First Incremental Term Loan Lender. Capitalized terms used in this Acknowledgment and Confirmation (this “Acknowledgment”) but not otherwise defined shall have the meanings set forth in the Credit Agreement or the Second Amendment, as applicable.

2. Certain provisions of the Credit Agreement are being amended and/or modified pursuant to the Second Amendment. Each of the parties hereto hereby agrees, with respect to each Loan Document to which it is a party, after giving effect to the Second Amendment:

(a) all of its Obligations, including obligations (whether direct, as a Guarantor or otherwise), liabilities and indebtedness under such Loan Document, shall remain in full force and effect on a continuous basis; and

(b) all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority (including to the extent provided for in Section 6.19 of the Credit Agreement) of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its Obligations, including obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees in the Loan Documents, and all Mortgages, UCC financing statements and all other recordings and filings previously made, recorded or filed are intended to and do secure and perfect all of its Obligations, in each case to the extent provided in such Loan Documents;

3. Each Loan Party represents and warrants to the Administrative Agent and the First Incremental Term Loan Lenders, on and as of the Second Amendment Effective Date, that:

(a) this Acknowledgment has been duly authorized, executed and delivered by it and each of this Acknowledgment and the Credit Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) the need for filings and registrations necessary to create or perfect the Liens on Collateral granted by the Loan Parties in favor of the Collateral Agent;

(b) no Default or Event of Default exists as of the Second Amendment Effective Date, both immediately before and after giving effect to this Second Amendment; and

(c) the First Incremental Term Loans have been incurred in compliance with the requirements of Section 2.15 of the Credit Agreement.

4. THIS ACKNOWLEDGMENT AND CONFIRMATION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT FOR NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

5. This Acknowledgment and Confirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Confirmation to be duly executed as of the day and year first above written.

U.S. BORROWER AND GUARANTOR:	BAKERCORP INTERNATIONAL, INC.

By:
Name Title:

EUROPEAN BORROWER:	BC INTERNATIONAL HOLDINGS C.V.

	By:	BAKERCORP INTERNATIONAL MANAGEMENT LLC, its general partner

	By:	BAKERCORP, its sole member

By:
Name Title:

GUARANTORS:	BAKERCORP INTERNATIONAL HOLDINGS, INC.

By:
Name Title:

FTT HOLDINGS, INC.

By:
Name Title:

[Signature Page to BakerCorp Acknowledgement and Confirmation]

BAKERCORP

By:
Name Title: